Exhibit 5.1

                                                          February 11, 1998
ASARCO Incorporated
180 Maiden Lane
New York, New York  10038


Ladies and Gentlemen:

          You have requested my opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by ASARCO Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended, of $10,000,000 of the Company's Deferred Compensation Obligations (the "Obligations") which may be acquired by certain executive and other key salaried employees of the Company and its subsidiaries pursuant to the terms and provisions of the ASARCO Incorporated Compensation Deferral Plan effective December 1, 1996, as amended (the "Plan").

          I am familiar with the corporate proceedings relating to the authorization of the Obligations. I or my associates have examined and relied on originals, or copies certified to my or their satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I or they have made such investigations of law, as I or they have deemed appropriate as a basis for the opinion herein expressed.

          Based upon the foregoing, it is my opinion that the Obligations will, if issued and delivered in accordance with the terms and provisions of the Plan, be valid obligations of the Company enforceable in accordance with the terms of the Plan.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent I do not thereby admit that I am an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.


                                                  Very truly yours,

                                                  /s/ Robert Ferri

                                                  Robert Ferri